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                                                             EXHIBIT NO. EX-99.G

                        DIMENSIONAL INVESTMENT GROUP INC.

                               CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER THREE

     THIS AGREEMENT is made as of the        day of April, 2000 by and between
DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PFPC TRUST COMPANY ("PFPC Trust").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated July 12, 1991, as amended (the "Agreement") which as of the date hereof, is in full force and effect; and

     WHEREAS, PFPC Trust presently provides such services to the existing portfolios of the Fund and has agreed to provide such services to eight (8) new portfolios of the Fund, designated as U.S. 6-10 Small Company Portfolio K, U. S. Large Cap Value Portfolio K, U.S. 4-10 Value Portfolio K, U.S. Large Company Portfolio K, DFA International Value Portfolio K, Emerging markets Portfolio K, DFA One-Year Fixed Income Portfolio K and DFA Two-Year Global Fixed Income Portfolio K which are listed on Schedule A, attached hereto; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC Trust shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC Trust and the Fund;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

     1. The Agreement is hereby amended to provide that all those portfolios set forth on "Schedule A, Amended and Restated April ___, 2000," which is attached hereto, shall be "Portfolios" under the Agreement.

     2. The fee schedules of PFPC Trust applicable to the Portfolios shall be as agreed in writing, from time to time.


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     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Three to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                           DIMENSIONAL INVESTMENT GROUP INC.

                           By: _______________________
                                Catherine L. Newell
                                Vice President

                           PFPC TRUST COMPANY

                           By: ________________________
                                Joseph Gramlich
                                Senior Vice President


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                                                            AMENDED AND RESTATED
                                                                 APRIL ___, 2000


                                   SCHEDULE A

                                    SERIES OF
                        DIMENSIONAL INVESTMENT GROUP INC.

                     DFA 6-10 INSTITUTIONAL PORTFOLIO (4/93)
                    U.S. LARGE CAP VALUE PORTFOLIO II (7/94)
                       U.S. 6-10 VALUE PORTFOLIO II (7/94)
                  THE DFA INTERNATIONAL VALUE PORTFOLIO (12/93)
                   DFA INTERNATIONAL VALUE PORTFOLIO II (7/94)
                  DFA INTERNATIONAL VALUE PORTFOLIO III (12/94)
                   U.S. LARGE CAP VALUE PORTFOLIO III (12/94)
                RWB/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO (3/96)
            RWB/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO (3/96)
                  RWB/DFA TWO-YEAR GOVERNMENT PORTFOLIO (3/96)
                      EMERGING MARKETS PORTFOLIO II (8/97)
                   DFA INTERNATIONAL VALUE PORTFOLIO IV (8/97)
             TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II (12/98)
              TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO XI (9/99)
             U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO (9/99)
                   U.S. 6-10 SMALL COMPANY PORTFOLIO K (7/00)
                     U.S. LARGE CAP VALUE PORTFOLIO K (7/00)
                       U.S. 4-10 VALUE PORTFOLIO K (7/00)
                      U.S. LARGE COMPANY PORTFOLIO K (7/00)
                   DFA INTERNATIONAL VALUE PORTFOLIO K (7/00)
                       EMERGING MARKETS PORTFOLIO K (7/00)
                  DFA ONE-YEAR FIXED INCOME PORTFOLIO K (7/00)
               DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K (7/00)


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